EXHIBIT 4.3

                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT

         We have issued our report dated January 26, 1999 on the statements of condition and related bond portfolios of Investors' Quality Tax-Exempt Trust, Multi-Series 311 (Strategic Municipal Trust, Intermediate Series 1 and Michigan IM-IT 154) as of January 26, 1999 contained in the Registration Statement on Form S-6 and in the Prospectus. We consent to the use of our report in the Registration Statement and in the Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Certified Public Accountants" in Prospectus Part II.

                                                              GRANT THORNTON LLP

Chicago, Illinois
January 26, 1999